Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 26, 2010
Date of Report (Date of earliest event reported)

Freestone Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28753	33-0880427
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Republic Center, Suite 1350 325 N. St. Paul St. Dallas, TX 75201
(Address of Principal Executive Offices)

214-880-4870
(Issuer Telephone number)

Check the appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Un-Registered Sales of Equity Securities

In accordance with Rules of the Securities Act of 1933, as amended (the “Securities Act”), Freestone Resources, Inc. (OTCBB: FSNR) (the “Company”), announced today it had completed the first closing of a private placement to accredited investors only of units consisting of 1,700,000 shares of the Company’s common stock. In the first closing, the Company sold approximately 34 units and received net proceeds of approximately $170,000. Pursuant to the terms of the private placement, the Company may issue up to an additional 66 units, for a total of 100 units, at a price of $5,000 per unit. The net proceeds from the private placement will be used by the Company to provide working capital and pay certain liabilities in connection with the acquisition of Earth Oil Services, Inc. The units have not been registered under the Securities Act of 1933, as amended (the “Securities Act), or any state securities laws, and were issued in a private placement transaction pursuant to the exemptions from registration provided under Section 4(2) of the Securities Act and Regulation D and may not be transferred or resold except as permitted by the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTONE RESOURCES, INC.

February 17, 2010	By:	/s/ Clayton Carter
Clayton Carter Chief Executive Officer